UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 5, 2008

AMISH NATURALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50662	98-0377768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8224 County Road 245, Holmesville, Ohio 44633
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (330) 674-0998

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS: ELECTION OF DIRECTORS: APPOINTMENT OF PRINCIPAL OFFICERS.

On August 5, 2008, David C. Skinner, Sr.. voluntarily stepped down as President/Chief Executive Officer of Amish Naturals, Inc. The Chairman of the Board, Martin Silver, has assumed the duties of Chief Executive Officer on an interim basis until such time that a new Chief Executive Officer is appointed by the Board of Directors.

Mr. Skinner will serve as the Executive Vice President/Director of Manufacturing and Product Development Operations for the Pasta, High Fiber and Bakery Divisions. Mr. Skinner’s employment agreement will stay in effect under the same salary, terms and conditions.

The registrant has provided Mr. Skinner with a copy of this current report prior to the filing thereof and informed him that he had the opportunity to provide the registrant with correspondence stating whether he agrees or disagrees with the disclosure contained in this current report which the registrant would also file such correspondence as an exhibit to this current report or an amendment thereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibits are filed with this report:

Exhibit Number	Description

17.2	Letter of David C. Skinner, Sr. dated August 5, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2008	AMISH NATURALS, INC. /s/ Martin Silver Martin Silver Interim Chief Executive Officer

Exhibit 17.2

To:	The Chairman of the Board of Directors of Amish Naturals, Inc.

Date: August 5, 2008

Dear Sirs,

I, David C. Skinner, Sr., hereby voluntarily step down as President and Chief Executive Officer of Amish Naturals, Inc. effective immediately at the close of business on August 5, 2008.

Very Truly Yours,

/s/ DAVID C. SKINNER, SR.
      DAVID C. SKINNER, SR.